UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2013

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 20, 2013 (the “Closing Date”), Atlantic Tele-Network, Inc. (the “Company”), a Delaware corporation, together with its wholly owned subsidiary Allied Wireless Communications Corporation (“Allied”), a Delaware corporation, completed the previously announced sale of the domestic retail wireless business operated under the Alltel name by Allied (the “Allied Business”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated January 21, 2013, with AT&T Mobility LLC (“AT&T”), a Delaware limited liability company.

Pursuant to the Purchase Agreement, the Company received $780 million in cash, which remains subject to a post-closing adjustment to reflect the actual working capital associated with the Allied Business.  $78 million of such amount was placed initially into an escrow account to be available to fund indemnification claims, a significant portion of which will be released within 18 months of closing unless claims have been made for such amounts.  The Company used approximately $261 million of the proceeds from the sale to repay in full the Company’s outstanding term loans under the Company’s Third Amended and Restated Credit Agreement, as amended, among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB, as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, and the other Lenders named therein.

In connection with the completion of the sale, the Company also entered into a Transition Services Agreement with AT&T whereby the Company will provide certain services to AT&T subsequent to the completion of the sale for a period of approximately 18 months to facilitate the transition of the Allied Business.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2013 and is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On September 20, 2013, the Company issued a press release announcing that it had completed the closing of the sale of the Allied Business. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

(b)(1)      Pro forma financial information

The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than four business days after September 20, 2013.

(d)           Exhibits

Exhibit
Number	Description
99.1	Press release of the Company, dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: September 20, 2013

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of the Company, dated September 20, 2013.